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                                                                Exhibit 23.1



                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-63139) on Form S-3 of Tele-Communications, Inc. and TCI Communications, Inc. of our reports, dated March 18, 1996, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which reports appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.



                                        /s/ KPMG Peat Marwick LLP
                                        --------------------------------
                                        KPMG Peat Marwick LLP

Denver, Colorado
September 6, 1996